UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)         November 26, 2003
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                                   POINT.360
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             (Exact name of registrant as specified in its charter)


                                   California
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                 (State or other jurisdiction of incorporation)


         0-21917                                  95-4272619
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   (Commission File Number)           (IRS Employer Identification No.)


  7083 Hollywood Boulevard, Suite 200, Hollywood, CA       90028
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   (Address of principal executive offices)              (Zip Code)


                                 (323) 957-7990
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              (Registrant's telephone number, including area code)


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         (Former name or former address, if changed since last report)

Item 5. OTHER EVENTS.

REAL PROPERTY LEASE:

        In November 2003, Point.360 (the "Company") leased a 64,600 square foot building in Los Angeles, California, for the purpose of consolidating four vault locations then occupying approximately 71,000 square feet. After the initial build-out of the new facility and termination of the existing leases during 2004, the resulting annual lease and operating expense levels are expected to be favorable to the Company.

        As part of the transaction, the Company paid $600,000 for an option to purchase the building for approximately $8,600,000. Additionally, the landlord, General Electric Capital Business Asset Funding Corporation ("General Electric"), has committed to finance approximately $6,500,000 of the purchase price at a fixed interest rate of 7.75% over 15 years. The Company is not obligated to purchase the building or, if the option is exercised, borrow any portion of the purchase price from General Electric. During the period between November 2004 and the May 2005 purchase option date, the Company will decide whether or not to purchase the building. Pursuant to the lease, General Electric also advanced the Company $800,000 to pay for improvements to the building. Any portion of the $800,000 not spent by November 25, 2004 will have to be returned to General Electric.

CREDIT FACILITIES:

        In March 2004, the Company and its banks entered an agreement which provides up to $10 million of revolving credit availability for two years and a five-year $8 million term loan. For the first two years of the term loan, the Company can re-borrow all principal payments to finance up to 80% of capital equipment purchases. The agreement provides for interest at the banks' prime rate or LIBOR plus 2.25% and 2.50% for the revolver and term loan, respectively, and requires the Company to maintain certain financial covenant ratios. The credit facilities are secured by all of the Company's assets. The term loan requires principal payments of $1.6 million annually.


Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

  10.1 Lease Agreement dated November 26, 2003 between the Company and General Electric Capital Business Asset Funding Corporation.

  10.2 Credit Agreement dated March 12, 2004 among the Company, Union Bank of California, N.A. and U.S. National Bank Association





                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    Point.360
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                                                  (Registrant)



        Date: March 15, 2004        By: /s/ Alan R. Steel
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                                            Alan R. Steel
                                            Executive Vice President,
                                            Finance and Administration,
                                            Chief Financial Officer







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